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EXHIBIT 23


                          CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the registration statements of Regis Corporation on Form S-3 (File No. 33-82094, No. 33-86276, No. 33-89150, No. 33-92244, No. 33-96224 and No. 33-80337), Form S-4 (File No. 333-12099) and
Form S-8 (File No. 33-44867, No. 33-89882) of our report dated May 9, 1997, on our audits of the consolidated financial statements of Regis Corporation as of June 30, 1996 and 1995, and for the years ended June 30, 1996, 1995 and 1994, which report is included in this Report on Form 8-K.





                        /s/ Coopers & Lybrand L.L.P.

                        COOPERS & LYBRAND L.L.P.



Minneapolis, Minnesota
May 14, 1997


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